Exhibit 10.12


                          THIRD AMENDMENT
                                OF
                          UAL CORPORATION
                         SUPPLEMENTAL ESOP
                  (Effective as of July 12, 1994)

     By virtue and in exercise of the amending power reserved to UAL Corporation (the "Company") under section 5.1 of the UAL Corporation Supplemental ESOP (effective as of July 12, 1994) (the "Plan"), which amending power thereunder is subject to the approval of the Air Line Pilots Association, International ("ALPA") and the International Association of Machinists and Aerospace Workers (the "IAM"), the Company hereby amends the Plan, as follows, effective January 1, 1995:

     1. The material added to the end of Section 1.1(c) by the Second Amendment is deleted and the following inserted in its place:

     "For Convertible Shares to be allocated under this Plan for Plan Years beginning on or after January 1, 1995, 96.286956% will be allocated to the ALPA Employee Group, 1.699314% will be allocated to the IAM Employee Group, and 2.01373% will be allocated to the Management and Salaried Employee Group."

     2. The material added to the end of Section 1.1(d) by the Second Amendment is deleted and the following inserted in its place:

     "Effective for Plan Years beginning on or after January 1, 1995, the Class M Voting Shares will be contributed to the ESOP (Part B) or the Supplemental Trust."

     3.  Section 1.3(d) is amended to read as follows:

"`Committee' means the ESOP Committee."

     4. Section 1.3(g) is amended by adding the following to the end of the Section:

     "For the Plan Year commencing January 1, 1995, and for subsequent Plan Years, `Compensation' for an Employee who is a member of the Management and Salaried Employee Group shall include any compensation which would have been paid to the Employee during the Plan Year, but was not paid during that Plan Year because the Employee elected to defer its receipt according to a procedure adopted by the Company. Compensation included as a result of the preceding sentence shall not be included as Compensation in the Plan Year in which it is actually paid to the Employee."

     5.  Section 1.3(j) is amended to read as follows:

     "(j) `Eligible Employee' means an `eligible employee' as defined in the ESOP."

     6.  The second sentence of Section 2.1 is deleted.

     7. The first sentence of Section 2.4(c) is amended to read as follows:

     "For each ESOP Participant, the difference, if any, between the Hypothetical Share Number and the Actual Share Number shall be referred to as the Tentative Allocation."

     8. Section 3.1(b) is amended by adding the following to the end of the Section:

     "The Committee may determine for any Participant or group of Participants that, because of the possibility of transfers to the ESOP (Part B) under Section 2.7, it is not practicable to make payments under Section 3.1(b) until the amount (if any) of such transfers can be determined."

     9. Subsections 4.2(a), (b), (c) and (i) are deleted and replaced in each instance by "Reserved."

     10.  Section 5.1 is amended to read as follows:

          "5.1 Amendment. While the Company expects and intends to continue the Plan, the Company must necessarily reserve, and does hereby reserve, the right to amend the Plan at any time, except that no amendment may be adopted, without the approval of ALPA and the IAM, provided, that, with respect to amendments adopted which are described in Section 13.1(b) or (d) of the ESOP (which subsections shall be treated as appropriately modified to the extent necessary to reflect the circumstances of this Plan) the need for joint approval shall be modified."

     IN WITNESS WHEREOF, the Company has caused this Third
Amendment to be executed on December 28, 1995.


                                   UAL CORPORATION

                                   /s/ Douglas A. Hacker


Approved by:

AIR LINE PILOTS ASSOCIATION,
INTERNATIONAL


/s/ J. Randolph Babbitt            /s/ Harlow B. Osteboe



INTERNATIONAL ASSOCIATION OF
MACHINISTS AND AEROSPACE WORKERS


/s/ Kenneth W. Thiede